Exhibit 10.4

June 15, 2023

Re: Carl Daikeler Common Stock Forfeiture

Dear Carl Daikeler:

This letter (this “Letter”) is sent in connection with the election by The Beachbody Company, Inc. (the “Company”) of Mark Goldston to the Company’s board of directors (the “Board”) and the appointment of Mr. Goldston as Executive Chairman of the Board, effective as of June 15, 2023.

By countersigning this Letter, Carl Daikeler (the “Stockholder”) hereby and as of the date hereof forfeits and releases all right, title and interest to an aggregate of 8,000,000 shares of common stock of the Company, comprised of 3,199,946 shares (the “Forfeited Class A Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and 4,800,054 shares (the “Forfeited Class X Shares” and, together with the Forfeited Class A Shares, the “Forfeited Shares”) of the Company’s Class X common stock, par value $0.0001 per share (“Class X Common Stock”) beneficially owned by the Stockholder. The Company will immediately cancel the Forfeited Shares on its stock ledgers to reflect the Stockholder’s forfeiture of his right to or in such Forfeited Shares, and by countersigning this Letter, the Stockholder hereby disclaims any and all legal or beneficial ownership of or right to the Forfeited Shares, now and in the future. The Stockholder is forfeiting the Forfeited Shares to enable to Company to grant Goldston equity based compensation while increasing the financial attractiveness of the Company to current and future investors. The forfeiture of the Forfeited Shares is being effectuated in the ordinary course of business without any donative intent on behalf of the Stockholder.

In connection with the foregoing, by countersigning this Letter, the Stockholder hereby acknowledges and agrees that, as a result of the forfeiture described above, as of the date of this Letter, (i) the Stockholder has no right to participate in any present or future gains, profits or distributions of the Company with respect to such Forfeited Shares, (ii) the Stockholder has no other rights, preferences or privileges with respect to such Forfeited Shares except those forfeited hereby and (iii) neither the Company nor any of its partners, prior and existing stockholders, partnerships, unincorporated entities, divisions, and their respective representatives, officers, directors, employees, servants, agents, attorneys, accountants, auditors, advisors, administrators, predecessors, successors, insurers and assigns, in any and all capacities (collectively, “Affiliates”) has or will have any legal or fiduciary duties toward the Stockholder with respect to such Forfeited Shares. Notwithstanding the forgoing, this Letter in no way impacts or otherwise relates to any other equity interests of the Company held by the Stockholder, either beneficially or of record, other than the Forfeited Shares.

Furthermore, by countersigning this Letter, the Stockholder hereby represents and warrants to the Company that (i) the Stockholder has full power and authority to forfeit the rights to or in the Forfeited Shares forfeited hereby; (ii) the Stockholder has good and valid title to the rights to or in the Forfeited Shares, free and clear of all liens, restrictions, charges, encumbrances or other adverse claims; (iii) except as set forth herein, the Company has made no representations or warranties to the Stockholder of any kind in connection with the Stockholder’s forfeiture of the Stockholder’s right to or in the Forfeited Shares, including, without limitation, any representations or warranties regarding the legality or tax effect of the Stockholder’s forfeiture of the Stockholder’s right to or in the Forfeited Shares; (iv) the Stockholder has not relied upon any statements or representations made by the Company or any of its Affiliates in making its decision to forfeit the Stockholder’s right to or in the Forfeited Shares; and (v) the Stockholder has reviewed with his own tax and legal advisors the tax and legal consequences of the forfeiture of the Stockholder’s right to or in the Forfeited Shares.

400 Continental Blvd., Suite 400, El Segundo, California 90245            (310) 883-9000

June 15, 2023

The Company hereby represents and warrants to the Stockholder that the forfeiture of the Forfeited Shares to the Company has been approved in accordance with Rule 16b-3(e) promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”) as a transaction that has been pre-approved by the Board or a committee of the Board composed solely of two or more Non-Employee Directors (as the term is defined in Rule 16b-3).

Additionally, the Stockholder and the Company (for itself and its Affiliates) each acknowledges and agrees that, if any provision of this Letter is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such determination shall not affect the validity or enforceability of any remaining provisions of this Letter and that, if any provision of this Letter is invalid under any applicable statute or rule of law, it shall be enforced to the maximum extent possible, and the remainder of this Letter shall continue in full force and effect.

Sincerely,

The Beachbody Company, Inc.

By:	/s/ Kathy Vrabeck
Name:	Kathy Vrabeck
Title:	Chief Operating Officer
Date:	June 15, 2023

ACKNOWLEDGED AND AGREED:

Stockholder

By:	/s/ Carl Daikeler
Name:	Carl Daikeler
Date:	June 15, 2023

400 Continental Blvd., Suite 400, El Segundo, California 90245            (310) 883-9000